                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 2 to the Registration Statement on Form N1-A ("Registration
Statement") of our report dated February 8, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual
Report to Shareholders of the VP Prime Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent
Accountants" and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, MO
April 19, 2002